Exhibit 99.1

BioLife Solutions Reports First Quarter 2023 Financial Results

Revenue of $37.7 million increased 4% over Q1 2022, ex-COVID growth of 16% and biopreservation media revenue growth of 28%

Q1 2023 Adjusted gross margin improvement; 37% compared to 32% in Q4 2022

Decision to Explore Strategic Alternatives for Ultra-Low Temperature and Cryogenic Freezer Product Lines

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (May 10, 2023) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapy (CGT) and the broader biopharma markets, today announced financial results for the three months ended March 31, 2023.

Mike Rice, Chairman and CEO, commented, “In the first quarter of 2023, we continued to drive adoption of our Cell Processing, Storage and Storage Services, and Freezers and Thaw Systems platforms. We gained nearly 200 new customer sites across our portfolio and are now supporting a critical mass of customer clinical applications, with over 630 using our proprietary biopreservation media and nearly 140 using our Sexton cell processing tools. We gained 17 new evo® cold chain customers via our global courier network and have confirmation from a large global pharma company that following successful validation of evo, they plan to convert up to 100% of their shipments of two currently approved cell therapies from the incumbent to the evo platform.

Regarding our ULT and cryogenic freezer businesses, after thorough analysis and consultation with external advisors over the past few quarters, our management team, supported by our board of directors, has decided to explore strategic alternatives for CBS and Stirling, including potential divestitures. We are confident that refocusing our portfolio on high margin, high growth, recurring revenue streams is the right decision for BioLife and all of its stakeholders.”

First Quarter 2023 Customer Highlights

New Customer Acquisition

Platform/Solution	Q1 2023
Biopreservation Media	9
Sexton Cell Processing	8
SciSafe® Storage Services	22
Thaw	5
evo® Cold Chain	17
Cryogenic Freezers	15
ULT Freezers	121
TOTAL	197

●	Gained nearly 200 new customers.
●

Processed 20 new USA Master File cross references for our cell processing solutions. Total global clinical applications with our cell processing solutions embedded are now estimated to be over 630 for biopreservation media and nearly 140 for Sexton products.

●	Cell processing tools are now included in 14 approved therapies.
●	evo cold chain management shipments of cell and gene therapies totaled 2,632 in Q1 2023, representing over 135% growth over Q1 2022.

First Quarter 2023 Operational Highlights

●	Biopreservation Media: Added second shift to increase capacity and support larger batch sizes. Re-building of finished goods buffer underway.
●	ULT Freezers: Negotiated cost reduction on sheet metal supply. Margin impact modest starting in Q3.
●	Cryogenic Freezers: Negotiated cost reduction on metals supply (coil and sheet). Margin impact modest starting in Q3.
●

Sexton Cell Processing: Continued progress on operations redundancy for Media Operations. Non-proprietary media products will be in full production in Q2, and proprietary media products planned for production in Q4.

●	Supply Chain: Finalized new shipping contract, savings expected in Q2 and beyond (greater than $300K annually).

First Quarter 2023 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the first quarter of 2023 was $37.7 million, an increase of $1.5 million, or 4%, from $36.2 million for the first quarter of 2022. There was no COVID-19 related revenue in the first quarter of 2023. Ex-COVID related revenue growth for the first quarter of 2023 was 16%.

o	Cell Processing platform revenue was $19.0 million, up $4.1 million, or 27%, over the same period in 2022. Biopreservation growth was 28%.

o

Freezers and Thaw Systems platform revenue was $13.0 million, down $2.3 million, or 15%, over the same period in 2022. Ex-COVID related revenue was down $1.8 million, or 12%, over the same period in 2022.

o

Storage and Storage Services platform revenue was $5.7 million, down $304,000, or 5%, over the same period in 2022. Ex-COVID related revenue growth was $2.8 million, or 98%, over the same period in 2022.

GROSS MARGIN

●

Gross margin (GAAP) for the first quarter of 2023 was 35% compared with 28% for the first quarter of 2022. Adjusted gross margin (non-GAAP) for the first quarter of 2023 was 37% compared with 33% for the first quarter of 2022.

●

The increase in gross margin and adjusted gross margin was primarily due to a favorable product mix in our biopreservation media product line and a greater concentration of higher margin revenue as a percentage of total revenue in comparison to Q1 2022.

OPERATING EXPENSE

●

Operating expense (GAAP) for the first quarter of 2023 was $51.3 million compared with $44.2 million for the first quarter of 2022. Adjusted operating expense (non-GAAP) for the first quarter of 2023 was $25.5 million compared with $20.1 million for the first quarter 2022.

●

The increase in GAAP and non-GAAP operating expenses for the first quarter of 2023 was primarily due to increases in professional services fees and employee compensation costs from an increase in headcount compared to the prior year.

OPERATING LOSS

●

Operating loss (GAAP) for the first quarter of 2023 was $13.6 million compared with $8.0 million for the first quarter of 2022. Adjusted operating loss (non-GAAP) for the first quarter of 2023 was $11.4 million compared with $8.3 million for the first quarter of 2022.

NET LOSS

●

Net loss (GAAP) for the first quarter of 2023 was $13.7 million compared with $7.4 million for the first quarter of 2022. Adjusted net loss (non-GAAP) for the first quarter of 2023 was $11.4 million compared with $8.4 million for the first quarter of 2022.

EARNINGS/(LOSS) PER SHARE

●	Loss per share (GAAP) for the first quarter of 2023 was $0.32 compared with loss per share of $0.18 for the first quarter of 2022.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2023 was negative $1.9 million compared with negative $1.1 million for the first quarter of 2022.

CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

●	Cash, cash equivalents, and marketable securities as of March 31, 2023, were $56.9 million.

2023 Revenue Guidance

BioLife Solutions is reaffirming 2023 revenue guidance, which is based on expectations for its existing business.

Mike Rice, Chairman and CEO, further commented, “We fully expect to participate in the forecasted growth of the CGT industry over the next several years. Sustained catalysts that we expect to drive BioLife growth due to a significant increase in the number of manufactured doses include:

●	Approvals of new cell and gene therapies
●	Additional approvals of commercial CGT in new geographies
●	Additional approvals of CGT in new indications
●	Migration of commercial therapies to first or second-line treatment
●	An eventual transition to allogeneic therapies

We remain confident that we will achieve our Q4 2024 run rate aspirational financial goals of $250 million in revenue, 50 points of adjusted gross margin and 30 points of adjusted EBITDA.”

Total revenue for 2023 is expected to range from $188 million to $202 million, reflecting year-over-year growth of 16% to 25%. Excluding COVID-19-related revenue, this range reflects year-over-year growth of 26% to 35%.

Expectations for 2023 total revenue include the following platform contributions:

●	Cell processing platform: $89.0 million to $93.0 million, an increase of 30% to 35% over 2022.

●	Freezers and Thaw Systems platform: $72.5 million to $79.0 million, an increase of 9% to 18% over 2022. Excluding COVID-19-related revenue, year-over-year growth of 13% to 23%.

●	Storage and Storage Services platform: $26.5 million to $30.0 million, flat to an increase of 13% over 2022. Excluding COVID-19-related revenue, year-over-year growth of 64% to 86%.

Management expects gross margin and adjusted EBITDA expansion in 2023.

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. The conference ID number is 4014878. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the Company, the Company's ability to implement its business strategy (including with respect to any strategic alternatives) and anticipated business and operations, the potential utility of and market for the Company's products and services, including, but not limited to, the adoption of the Company’s products for new clinical candidates in connection with expected clinical trials, and the Company’s ability to cross sell its products and services, guidance for financial results for 2023 and 2024, including regarding potential revenue growth and changes in product mix of total revenue and gross margin, the Company’s ability to realize reductions in expenses as a result reductions in supply and shipping costs, the Company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, market adoption of the Company’s products, the ability of the Company to continue to implement its business strategy (including with respect to any strategic alternatives), uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic and supply chain issues, unexpected costs, charges or expenses resulting from our acquisitions, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
(In thousands, except per share and share data)	2023	2022

Product revenue	$31,593	$30,388
Service revenue	4,471	3,090
Rental revenue	1,639	2,742
Total revenue	37,703	36,220
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	23,664	24,446
Research and development	4,152	3,781
Sales and marketing	6,471	4,891
General and administrative	14,842	11,530
Intangible asset amortization	1,459	2,863
Acquisition costs	-	11
Change in fair value of contingent consideration	720	(3,335)
Total operating expenses	51,308	44,187
Operating loss	(13,605)	(7,967)

Other expense, net
Interest expense, net	(411)	(184)
Other income	394	131
Total other expense	(17)	(53)

Loss before income tax (expense) benefit	(13,622)	(8,020)
Income tax (expense) benefit	(92)	599
Net loss	$(13,714)	$(7,421)

Net loss attributable to common shareholders
Basic and Diluted	$(0.32)	$(0.18)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	43,027,612	42,014,055

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
(In thousands)	2023	2022

NET LOSS	$(13,714)	$(7,421)
Other comprehensive income/(loss)	145	(156)
COMPREHENSIVE LOSS	$(13,569)	$(7,577)

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	March 31,	December 31,
(In thousands)	2023	2022
Cash, cash equivalents, and marketable securities	$56,935	$64,065
Working capital	85,470	93,870
Current assets	132,789	138,452
Current liabilities	47,319	44,582
Total assets	446,470	450,229

Long-term obligations	41,044	41,459
Accumulated deficit	(260,629)	(246,915)
Total shareholders' equity	$358,107	$364,188

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
Net cash used in operating activities	$(2,712)	$(7,924)
Net cash provided by (used in) investing activities	2,926	(2,270)
Net cash used in financing activities	(562)	(181)
Effects of currency translation	11	(22)
Net decrease in cash, cash equivalents and restricted stock	$(337)	$(10,397)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP GROSS PROFIT	$13,306	$10,285
GAAP GROSS MARGIN	35%	28%

ADJUSTMENTS TO GROSS PROFIT:
Intangible asset amortization	733	1,489
ADJUSTED GROSS PROFIT	$14,039	$11,774
ADJUSTED GROSS MARGIN	37%	33%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP OPERATING EXPENSES	$51,308	$44,187

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(23,664)	(24,446)
Acquisition costs	-	(11)
Intangible asset amortization	(1,459)	(2,863)
Loss on disposal of assets	(9)	(96)
Change in fair value of contingent consideration	(720)	3,335
ADJUSTED OPERATING EXPENSES	$25,456	$20,106

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP OPERATING LOSS	$(13,605)	$(7,967)

ADJUSTMENTS TO OPERATING LOSS:
Acquisition costs	-	11
Intangible asset amortization	1,459	2,863
Loss on disposal of assets	9	96
Change in fair value of contingent consideration	720	(3,335)
ADJUSTED OPERATING LOSS	$(11,417)	$(8,332)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP NET LOSS	$(13,714)	$(7,421)

ADJUSTMENTS TO NET LOSS:
Acquisition costs	-	11
Intangible asset amortization	1,459	2,863
Loss on disposal of assets	9	96
Change in fair value of contingent consideration	720	(3,335)
Income tax benefit	92	(599)
ADJUSTED NET LOSS	$(11,434)	$(8,385)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
(In thousands)	2023	2022
GAAP NET LOSS	$(13,714)	$(7,421)

ADJUSTMENTS:
Interest expense, net	411	184
Income tax expense (benefit)	92	(599)
Depreciation	1,731	1,653
Intangible asset amortization	1,459	2,863
EBITDA	$(10,021)	$(3,320)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	7,363	5,399
Acquisition costs	-	11
Loss on disposal of assets	9	96
Change in fair value of contingent consideration	720	(3,335)
ADJUSTED EBITDA	$(1,929)	$(1,149)

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